                                  EXHIBIT 11.
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE MONTH PERIOD ENDED MARCH 31, 1997
------------------------------------------------------------------------------------------------------
                                                                                         ASSUMING
                                                                PRIMARY                FULL DILUTION
                                                            -----------------      --------------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                                           32,172,963                32,172,963

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                      646,469                   646,469

OTHER POTENTIALLY DILUTIVE SECURITIES:                                  N/A                       N/A

                                                            -----------------      --------------------

SHARES USED IN COMPUTING
NET INCOME PER SHARE                                             32,819,432                32,819,432
                                                            =================      ====================


NET INCOME                                                       $5,093,592                $5,093,592

ADJUSTMENTS ASSUMING FULL DILUTION:                                     N/A                       N/A

                                                            -----------------      --------------------
NET INCOME                                                       $5,093,592                $5,093,592
                                                            =================      ====================


NET INCOME PER SHARE                                                 $0.155                    $0.155

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                          N/A                       0.0%

NET INCOME PER SHARE                                                  $0.16                     $0.16
                                                            =================      ====================
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NOTES:

(1) -     DILUTION CAUSED BY COMMON STOCK EQUIVALENTS AND OTHER POTENTIALLY
          DILUTIVE SECURITIES THAT IS LESS THAN 3% IS CONSIDERED IMMATERIAL,
          AND ONLY PRIMARY EARNINGS PER SHARE IS PRESENTED IN THE ACCOMPANYING
          CONDENSED CONSOLIDATED STATEMENT OF EARNINGS.

NOTE -    SUBSIDIARY STOCK OPTIONS THAT ENABLE HOLDERS TO OBTAIN SUBSIDIARY'S
          COMMON STOCK PURSUANT TO EFFECTIVE STOCK OPTION PLANS ARE INCLUDED IN
          COMPUTING THE SUBSIDIARY'S EARNING PER SHARE, TO THE EXTENT DILUTIVE.
          THOSE EARNINGS PER SHARE DATA ARE INCLUDED IN THE COMPANY'S PER SHARE
          COMPUTATIONS, TO THE EXTENT DILUTIVE, BASED ON THE COMPANY'S HOLDINGS
          OF THE SUBSIDIARY'S STOCK. FOR THE THREE MONTHS ENDED MARCH 31, 1997,
          ALL SUCH SUBSIDIARY STOCK OPTIONS WERE ANTI-DILUTIVE.